KeyCorp First Quarter 2021 Earnings Review April 20, 2021 Chris Gorman Chairman and Chief Executive Officer Don Kimble Vice Chairman and Chief Financial Officer

FORWARD-LOOKING STATEMENTS AND ADDITIONAL INFORMATION This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, KeyCorp’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “seek,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible,” “potential,” “strategy,” “opportunities,” or “trends,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are based on assumptions that involve risks and uncertainties, which are subject to change based on various important factors (some of which are beyond KeyCorp’s control.) Actual results may differ materially from current projections. Actual outcomes may differ materially from those expressed or implied as a result of the factors described under “Forward-looking Statements” and “Risk Factors” in KeyCorp’s Annual Report on Form 10-K for the year ended December 31, 2020 and in other filings of KeyCorp with the Securities and Exchange Commission (the “SEC”). Such forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events. For additional information regarding KeyCorp, please refer to our SEC filings available at www.key.com/ir. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. This presentation also includes certain non-GAAP financial measures related to “tangible common equity,” “cash efficiency ratio,” and “pre-provision net revenue.” Although Key has procedures in place to ensure that these measures are calculated using the appropriate GAAP or regulatory components, they have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of results under GAAP. For more information on these calculations and to view the reconciliations to the most comparable GAAP measures, please refer to the appendix of this presentation, or page 87 of our Form 10-K dated December 31, 2020. GAAP: Generally Accepted Accounting Principles 2

1Q21 Highlights

Strategy Execution

- Broad-based growth across the franchise
  - Continued growth in retail households and commercial clients
  - Raised $13 B capital for commercial clients in 1Q21; <20% retained on balance sheet
- Successful launch of national digital bank: Laurel Road for Doctors
- Acquired AQN Strategies: leading customer-focused analytics firm underscores commitment to data-driven approach
- Balancing physical infrastructure with digital delivery: ~70 branches identified for consolidation

Financial Results

- Positive operating leverage compared to the PY, driven by record first quarter revenue (+19% YoY)
  - All-time high first quarter for investment banking and debt placement fees of $162 MM
  - Consumer mortgage income of $47 MM, up 135% from 1Q20
- Strong consumer loan originations
  - Record $3 B of consumer mortgage funded volume and $475 MM of production from Laurel Road
- Return on average tangible common equity of 18.2% in 1Q21

Credit Quality & Capital

- Strong credit quality: nonperforming loans, net charge-offs, and criticized loans all down from PQ
- Strong capital position: CET1 ratio of 9.8% [(a)] – above targeted range
- Returned capital to shareholders:
  - Repurchased $135 MM common shares (under repurchase authorization of up to $900 MM for 1Q21-3Q21)
  - Maintained dividend of $.185 per common share in 1Q21

(a) 3/31/21 ratio is estimated

3

Laurel Road for Doctors: Launch of National Digital Healthcare Bank

Laurel Road
Existing foundation

- $4.6 billion of loan originations since acquisition in April 2019
- Digital-first lending products and services for healthcare professionals
- Attractive client segment: ~790 average FICO and $200K weighted average borrower income
- Primarily student loan refinancing
- Unique marketing strategy with 30+ strong industry partnerships for client acquisition

Loan Originations



$4.6 B in loan originations since acquisition
2Q19
3Q19
4Q19
1Q20
2Q20
3Q20
4Q20
1Q21

National Digital Bank
Launched March 30th, 2021

- Bringing together a full set of solutions, expertise, and services to drive value for healthcare professionals
- Expanded services offered:
  - Savings
  - Targeted Credit Card offerings
  - Financial insights ("doctor dashboard")
  - Laurel Road Perks!
- Expands Key's digital reach and consumer franchise nationally through targeted scale laurel road FOR DOCTORS

laurel road

4

Financial Review 5

Financial Highlights

Continuing operations, unless otherwise noted

		1Q21	4Q20	1Q20	LQ Δ	Y/Y Δ
Profitability	EPS – assuming dilution	$ .61	$ .56	$ .12	9 %	408 %
	Cash efficiency ratio[(a)]	60.3 %	60.3 %	62.3 %	-	(200) bps
	Return on average tangible common equity[(a)]	18.2	16.6	3.8	160 bps	1,440
	Return on average total assets	1.44	1.35	.40	9	104
	Net interest margin	2.61	2.70	3.01	(9)	(40)
Capital	Common Equity Tier 1[(b)]	9.8 %	9.7 %	8.9 %	10 bps	90 bps
	Tier 1 risk-based capital[(b)]	11.2	11.1	10.2	10	100
	Tangible common equity to tangible assets[(a)]	7.5	7.9	8.3	(40)	(80)
Asset Quality	NCOs to average loans	.46 %	.53 %	.35 %	(7) bps	11 bps
	NPLs to EOP portfolio loans	.72	.78	.61	(6)	11
	Allowance for credit losses to EOP loans	1.60	1.80	1.47	(20)	13

EOP = End of Period

(a) Non-GAAP measure: see Appendix for reconciliations

(b) 3/31/21 ratios are estimated

6

Loans $ in billions vs. Prior Year Total Average Loans Highlights  Average loans up 5% from 1Q20 − Balances reflect $7 B of average PPP balances in 1Q21 − Commercial balances reflect decreased utilization − Consumer loan growth (+9%) driven by consumer mortgage and Laurel Road vs. Prior Quarter  Average loans down 1% from 4Q20 − Commercial balances reflect the forgiveness of PPP loans ($1 B) and lower commercial utilization rates − Consumer loans up 1% reflecting:  Record $3 B funded consumer mortgage volume in 1Q21  $475 MM Laurel Road originations in 1Q21 $ in billions Portfolio Detail $96 4.32% 3.60% 3.00% 4.00% 5.00% 6.00% $60 $70 $80 $90 $100 $110 1Q20 2Q20 3Q20 4Q20 1Q21 Loan yieldTotal average loans $49 $53 1Q20 1Q21 ConsumerC&I $27 $29 1Q20 1Q21 PPP $6 $105 $8 7 $102 $7.5 $101 $7.0

$44.6 $81.4 $6.2 $5.5 0.62% 0.82% 0.00% 0.25% 0.50% 0.75% 1.00% 1.25% 1.50% $0 $20 $40 $60 $80 $100 $120 $140 1Q20 2Q20 3Q20 4Q20 1Q21 Cost of total interest-bearing deposits  Average deposit balances up 1.5% from 4Q20 − Broad-based commercial growth and higher consumer balances − Partially offset by a continued decline in time deposits 1Q21 Average Deposit Mix  Average deposits up 25% from 1Q20 − Growth from consumer and commercial relationships − Partially offset by decline in time deposits as a result of lower interest rates Cost of total deposits CDs and other time deposits Savings Noninterest-bearing NOW and MMDA $ in billions $ in billions vs. Prior Year vs. Prior Quarter Consumer Commercial $110 .09% Average Deposits Highlights $138 .06%  Interest-bearing deposit costs down 3 bps from 4Q20, reflecting the ongoing impact of deposit pricing actions  Strong and stable deposit base − 33% noninterest-bearing(a) − ~60% stable retail and low-cost escrow − 73% loan to deposit ratio(b) (a) Based on period-end balances (b) Represents period-end consolidated total loans and loans held for sale divided by period-end consolidated total deposits x 8 Deposits

3.01% 2.61% 2.0% 2.5% 3.0% 3.5% 4.0% $500 $600 $700 $800 $900 $1,000 $1,100 1Q20 2Q20 3Q20 4Q20 1Q21  Net interest income down $31 MM (-3%) from 4Q20 − Largely reflecting the impact of lower reinvestment yields, lower loan fees, two fewer days in the quarter, and elevated liquidity levels − Partially offset by interest-bearing deposit costs TE = Taxable equivalent Net interest income (TE) Net Interest Margin (TE) Net Interest Income and Margin $ in millions; continuing operations vs. Prior Year vs. Prior Quarter $989 $1,012 Net Interest Income & Net Interest Margin Trend (TE ) Highlights x NIM Change vs. Prior Quarter 4Q20: 2.70% Earning asset yields (.05) Elevated liquidity (.04) Loan fees (.02) Deposit costs .02 Total change (.09) 1Q21: 2.61%  Net interest income up $23 MM (+2%) from 1Q20 − Largely driven by higher earning asset balances and loan fees − Partially offset by a lower net interest margin  Lower NIM driven by the impact from lower interest rates and elevated levels of liquidity 9

Noninterest Income

Noninterest Income

$ in millions up / (down)	1Q21	vs. 1Q20	vs. 4Q20
Trust and investment services income	$ 133	$ -	$ 10
Investment banking and debt placement fees	162	46	(81)
Service charges on deposit accounts	73	(11)	(9)
Operating lease income and other leasing gains	38	8	(1)
Corporate services income	64	2	1
Cards and payments income	105	39	8
Corporate-owned life insurance	31	(5)	(7)
Consumer mortgage income	47	27	4
Commercial mortgage servicing fees	34	16	2
Other income	51	139	9
Total noninterest income	$ 738	$ 261	$ (64)

Highlights

vs. Prior Year

- Noninterest income up $261 MM (+55%) from 1Q20
  - Record first quarter of investment banking and debt placement fees (+$46 MM)
  - Investments made in Key's mortgage business drove higher consumer mortgage income (+$27 MM)
  - Increase in cards and payments income (+$39 MM) driven by higher prepaid card activity
  - Other income (+$139 MM) included $92 MM of market-related valuation adjustments in 1Q20

vs. Prior Quarter

- Noninterest income down $64 MM (-8%) from 4Q20
  - Lower investment banking and debt placement fees (-$81 MM) compared to all-time high ($243 MM) in 4Q20
  - Partially offset by strong trust and investment services income (+$10 MM) and cards and payments income (+$8 MM)

10

Noninterest Expense

Noninterest Expense

$ in millions favorable / (unfavorable)	1Q21	vs. 1Q20	vs. 4Q20
Personnel	$ 624	$ (109)	$ 37
Net occupancy	76	-	(1)
Computer processing	73	(18)	(11)
Business services, professional fees	50	(6)	4
Equipment	25	(1)	1
Operating lease expense	34	2	1
Marketing	26	(5)	4
Intangible asset amortization	15	2	-
Other expense	148	(5)	22
Total noninterest expense	$ 1,071	$ (140)	$ 57

Highlights

vs. Prior Year

- Noninterest expense up $140 MM (+15%) from 1Q20
  - Higher personnel expense primarily related to higher incentive (+$58 MM) and stock-based compensation (+$36 MM) and higher employee benefits ($15 MM)
  - Higher payments-related expense (reported in other expense and largely driven by heightened prepaid activity), as well as higher computer processing expenses

vs. Prior Quarter

- Noninterest expense down $57MM (-5%) from 4Q20
  - Lower personnel expense (-$37 MM) primarily related to lower severance and a decrease in incentive and stock-based compensation
  - Reduced other expense (-$22 MM), primarily driven by lower charitable contributions

11

$84 $359 .35% .00% .20% .40% .60% .80% 1.00% ($100) $0 $100 $200 $300 $400 $500 1Q20 2Q20 3Q20 4Q20 1Q21 $ in millions Credit Quality $ in millions NCOs Provision for credit losses NCOs to avg loans $632 $728 .61% .72% .00% .40% .80% 1.20% 1.60% 2.00% $0 $300 $600 $900 1Q20 2Q20 3Q20 4Q20 1Q21 NPLs NPLs to period-end loans NCO = Net charge-off $1,520 $1,616 241% 222% 100% 150% 200% 250% 300% 350% 400% $0 $500 $1,000 $1,500 $2,000 $2,500 1Q20 2Q20 3Q20 4Q20 1Q21 Allowance for credit losses to NPLs Allowance for credit losses Nonperforming Loans 1Q21 allowance for credit losses to period-end loans of 1.60% (excl. PPP 1.71%) Allowance for Credit Losses (ACL) Net Charge-offs & Provision for Credit Losses $ in millions .46% $(93) $114 12

Capital

Common Equity Tier 1 [a]


11.0%
10.0%
9.0%
8.0%
7.0%
6.0%
8.9%
9.8%
1Q20
2Q20
3Q20
4Q20
1Q21

Tangible Common Equity to Tangible Assets [b]


9.0%
8.0%
7.0%
6.0%
8.3%
7.5%
1Q20
2Q20
3Q20
4Q20
1Q21

Highlights

- Strong capital position: CET1 ratio 9.8% [a] at 3/31/2021 – above targeted range
- Strong capital return:
  - Repurchased $135 MM common shares (under share repurchase authorization of up to $900 MM for 1Q21-3Q21)
  - Maintained dividend of $.185 per common share in 1Q21

Capital Return

Share Repurchase Authorization


Remaining share repurchase authorization of up to $765 MM for 2Q21-3Q21
$135 MM shares repurchased in 1Q21

Common Share Dividend

$.185

per common share in 1Q21

34%

10-year common share CAGR

(a) 3/31/21 ratio is estimated and reflects Key's election to adopt the CECL optional transition provision
(b) Non-GAAP measure: see Appendix for reconciliation

13

FY2021 Outlook & Long -term Targets

	FY 2021 (vs. FY 2020)	
	Prior Guidance (as of 1/21/21)	*Updated Guidance (as of 4/20/21)*
Average Balance Sheet	• Loans: relatively stable • Deposits: up low-single digit	• Loans: relatively stable • Deposits: up mid-single digit
Net Interest Income (TE)	• Net interest income: relatively stable (includes ongoing participation in PPP)	• Net interest income: up low-single digit (includes ongoing participation in PPP)
Noninterest Income	• Noninterest income: up low-single digit	• Noninterest income: up mid-single digit
Noninterest Expense	• Noninterest expense: down low-single digit	• Noninterest expense: relatively stable
Credit Quality	• Net charge-offs to average loans: 50 - 60 bps	• Net charge-offs to average loans: 35 - 45 bps
Taxes	• GAAP tax rate: ~19%	• GAAP tax rate: ~19%

Guidance ranges: relatively stable: +/- 2%; low-single digit: 1% - 3%; mid-single digit: 4% - 6%

Long-term Targets

Positive operating leverage	Cash efficiency ratio: 54% - 56%	Moderate risk profile: Net charge-offs to avg. loans targeted range of 40-60 bps	ROTCE: 16% - 19%

14

Appendix 15

Total Commercial Loans C&I $40 CRE $18 $ in billions 3/31/21 % of total loans Commercial and industrial $ 52.5 52 Commercial real estate 14.8 15 Commercial lease financing 4.1 4 Total Commercial $ 71.4 71% Commercial Loan Portfolio Detail  Solid middle market portfolio  Aligning bankers to areas of market opportunity and growth - investing in strategic hires with industry vertical expertise  High-quality borrowers  Small, stable leveraged portfolio: <2% of total loans Portfolio Highlights  Target specific client segments focused in 7 industry verticals  Experienced bankers with deep industry expertise  Focused on high quality clients  Credit quality metrics remain strong and stable − Disciplined, consistent underwriting − Active surveillance with ongoing portfolio reviews − Dynamic assessment of ratings migration  Strengthened credit risk profile with strategic exits and growth in targeted client segments to focus on relationships  Significantly scaled back construction portfolio from pre- recession (42% in 2008  14% in 2021)  Focused on relationships with owners and operators  Strategic focus in CDLI and multifamily Commercial Real Estate (CRE) Commercial & Industrial (C&I) Consumer Energy Healthcare Industrial Public Sector Real Estate Technology Targeted Industry Verticals ~80% commercial bank credit exposure from relationship(a) clients (a) Relationship client is defined as having two or more of the following: credit, capital markets, or payments 16

$1.3 $2.2 $2.3 $2.5 $3.0 1Q20 2Q20 3Q20 4Q20 1Q21 Origination Volume $611 $706 $419 $590 $475 1Q20 2Q20 3Q20 4Q20 1Q21 Origination Volume Portfolio Highlights  Prime & super prime client base focused on relationships  Continued consumer originations bring more balance to portfolio  Continuing to invest in digital to drive future growth weighted average FICO at origination Total Consumer Loans Consumer Loan Portfolio Detail C&I $40 CRE $18 $ in billions 3/31/21 % of total loans WA FICO at origination Consumer mortgage 10.3 10 770 Home equity 9.1 9 808 Consumer direct 4.9 5 790 Credit card 0.9 1 799 Consumer indirect 4.3 4 754(a) Total Consumer $ 29.5 29% 779 $ in millions East Other $ in billions  High-quality client base: primarily healthcare professionals − Weighted average FICO at origination: ~790 − Weighted average borrower income: >$200 K  Launched Laurel Road for Doctors on 3/30/21: expands Key’s digital reach and consumer franchise nationally through targeted scale  Focused on prime/super-prime clients (FICO: 770)  Investing in digital capabilities to enhance client experience and improve efficiency  Continued momentum with record loan originations of $3 B in 1Q21 and $8.3 B in FY20 Laurel Road Consumer Mortgage Other East Other 779 17 (a) Indirect auto originations ceased in 4Q20; FICO score represents weighted average of remaining portfolio in 1Q21

Average Total Investment Securities Average AFS securities Investment Portfolio Average yield(a) Average HTM securities $ in billions Highlights 2.51% .50% 1.00% 1.50% 2.00% 2.50% 3.00% $0.0 $8.0 $16.0 $24.0 $32.0 $40.0 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 $31.0 $37.2 1.91% Securities Cash Flows (b) as a % of Total Securities Securities cash flows as a % of total securities(b) Mortgage rate(c) (a) Yield is calculated on the basis of amortized cost (b) Quarterly cash flows (c) Average 30-year Freddie Mac fixed mortgage rate  Portfolio used for funding and liquidity management ‒ Portfolio composed primarily of fixed-rate GNMA and GSE-backed MBS and CMOs ‒ Portfolio yield excluding short-term Treasury investments was 2.03%  Excess cash was put to work in portfolio in 1Q21 ‒ Invested in higher yielding Agency Mortgage Securities and Treasuries during the quarter (ending balance +$6.5 B) ‒ Continue to evaluate alternatives to deploy additional excess cash into securities while also maintaining flexibility to capitalize on higher interest rates as the economy continues to recover  Strategically positioned the portfolio allocation t o provide greater yield stability in a lower interest rate environment: ‒ Grew allocation to bullet-like or locked-out cash flow securities backed by commercial mortgages ‒ Focused on investing in securities backed by residential and multi-family mortgage collateral with lower prepayment risks ‒ Limited exposure to net unamortized premiums on mortgage securities ‒ Quarterly mortgage security cash flows as a % of the portfolio increased a modest 4% with mortgage rates at historic lows  Portfolio average life of 5.9 years and duration of 5.7 years at 3/31/2021(4.6 year duration including secu rities hedges) 18 3% 4% 4% 5% 5% 7% 8% 8% 8% 4.4% 4.0% 3.7% 3.7% 3.5% 3.3% 3.0% 2.8% 2.9% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21

Asset & Liability Management Positioning

Balanced approach to managing interest rate risk provides declining rate protection while maintaining significant upside to higher rates

1Q21 Balance Sheet Highlights (a)



Loan Composition
Deposit Mix
Other 7%
Fixed 40%
1M LIBOR 36%
Prime 10%
3M LIBOR 7%
Noninterest-bearing 33%
Interest-bearing 67%

- Attractive business model with relationship-oriented lending franchise
  - Distinctive commercial capabilities drive C&I growth and ~60% floating-rate loan mix (incl. PPP)
  - Laurel Road and consumer mortgage enhance fixed rate loan volumes with attractive client profile
- Strong, low-cost deposit base
  - ~60% stable retail and low-cost escrow
  - >85% from markets where Key maintains top-5 deposit or branch share
- $41 B investment portfolio structured to provide greater yield stability in a lower rate environment
  - Higher allocation of bullet-like securities and mortgage collateral with lower prepayment risks and limited exposure to unamortized premiums

Actively Managing Interest Rate Risk Position

- Nominal exposure to further rate declines with protection against negative interest rates
  - Hedge program initiated in 3Q18 significantly reduced impact of 2020 rate declines (~$31 B in executions through 2Q20)
  - 90+% of existing Libor loan portfolio contain floors (at or above 0%), with floors incorporated into all new Libor loan contracts
  - Disciplined approach with $7 B in A/LM swap executions in 1Q21 as opportunistic replacement of 2H21 maturities
- Substantial investment opportunities to monetize higher term rate levels
  - $20+ B in cash and short-term treasuries
  - $20+ B in projected annual fixed rate investments across loan, security, and derivative portfolios
  - Total active hedge portfolio of $41.6 B at 3/31/2021



1Q21
$25.8 B
$6.9 B
$5.0 B
$3.9 B
A/LM Swaps
Debt Swaps
Floors
Securities Hedges

- Continually evaluating opportunities to protect and enhance NII through new hedging and/or modifying existing positions

(a) Loan and deposit statistics based on 3/31/2021 ending balances

19

Select Commercial Portfolio

Active Portfolio Surveillance

- Ongoing portfolio reviews
- Monitoring ratings migration
- Central reporting on enterprise-wide relief initiatives
- Established pandemic watchlist and ongoing review of commercial clients at risk
  - Evaluate business position as well as potential COVID implications

Portfolios in Focus

$ in millions	3/31/21 Outstandings	12/31/20 Outstandings	% of Total Loans as of 3/31
Consumer behavior [(a)]	$ 5,112	$ 5,083	5.1%
Education	1,557	1,541	1.5
Sports	664	690	.7
Restaurants	368	400	.4
Retail commercial real estate [(b)]	$ 396	$ 525	.4%
Nondurable retail [(c)]	$ 595	$ 638	.6%
Travel / Tourism [(d)]	$ 2,440	$ 2,523	2.4%
Hotels	767	784	.8
Leveraged lending [(e)]	$ 1,674	$ 1,700	1.7%
Oil and gas	$ 1,792	$ 1,993	1.8%
Upstream (reserve-based)	1,141	1,263	1.1
Midstream	389	468	.4
Downstream	58	98	N/M

Portfolios reviewed on a frequent and ongoing basis

Note: Approximately 3% of outstandings overlapped in multiple categories

(a) Consumer behavior includes restaurants, sports, entertainment and leisure, services, education, etc.

(b) Retail commercial real estate is mainly composed of regional malls, strip centers (unanchored) and lifestyle centers

(c) Nondurable retail includes direct lending to retailers including apparel, hobby shops, nursery garden centers, cosmetics, and gas stations with convenience stores

(d) Travel/Tourism includes hotels, tours, and air/water/rail leasing

(e) Leveraged lending exposures have total debt to EBITDA greater than four times or senior debt to EBITDA greater than three times and meet the purpose test (the new debt finances a buyout, acquisition, or capital distribution)

20

Credit Quality Trends

Delinquencies to Period-end Total Loans

Continuing operations



.80%
.60%
.40%
.20%
.00%
.38%
.19%
.12%
.09%
1Q20
2Q20
3Q20
4Q20
1Q21
30 – 89 days delinquent
90+ days delinquent

Criticized Outstandings [(a)] to Period-end Total Loans

Continuing operations



6.0%
4.0%
2.0%
.0%
2.7%
4.2%
1Q20
2Q20
3Q20
4Q20
1Q21

Metric [(b)]	1Q21	4Q20	3Q20	2Q20	1Q20
Delinquencies to EOP total loans: 30-89 days	.19 %	.24 %	.33 %	.39 %	.38 %
Delinquencies to EOP total loans: 90+ days	.09	.08	.07	.08	.12
NPLs to EOP portfolio loans	.72	.78	.81	.72	.61
NPAs to EOP portfolio loans + OREO + Other NPAs	.78	.92	.97	.89	.82
Allowance for credit losses to period-end loans	1.60	1.80	1.88	1.80	1.47
Allowance for credit losses to NPLs	222.0	232.2	232.4	250.8	240.5

(a) Loan and lease outstandings
(b) From continuing operations

21

Credit Quality

Credit Quality by Portfolio

$ in millions	Period-end loans	Average loans	Net loan charge-offs	Net loan charge-offs [b] / average loans (%)	Nonperforming loans	Ending allowance	Allowance / period-end loans (%)	Allowance / NPLs (%)
	3/31/21	1Q21	1Q21	1Q21	3/31/21	3/31/21	3/31/21	3/31/21
Commercial and industrial[a]	$ 52,486	$ 52,581	$ 65	.50%	$ 387	$ 596	1.14%	154.01%
Commercial real estate:								
Commercial Mortgage	12,702	12,658	34	1.09	66	256	2.02	387.88
Construction	2,122	2,048	-	-	-	45	2.12	-
Commercial lease financing[c]	4,104	4,142	3	.29	8	40	.97	500.00
Real estate – residential mortgage	10,300	9,699	(1)	(.04)	95	100	.97	105.26
Home equity	9,158	9,282	1	.04	148	157	1.71	106.08
Consumer direct loans	4,826	4,817	6	.51	5	126	2.59	N/M
Credit cards	909	933	4	1.74	3	80	8.80	N/M
Consumer indirect loans	4,283	4,568	2	.18	16	38	.89	237.50
Continuing total	$ 100,926	$ 100,728	$ 115	.46%	$ 728	$ 1,438	1.42%	197.53%
Discontinued operations	675	688	-	-	5	33	4.89	660.00
Consolidated total	$ 101,601	$ 101,416	$ 114	.4 6%	$ 733	$ 1,471	1.45%	200.68%

N/M = Not meaningful

(a) Commercial and industrial ending loan balances include $126 million of commercial credit card balances at March 31, 2021; commercial and industrial average balances include $126 million of assets from commercial credit cards for the three months ended March 31, 2021

(b) Net loan charge-off amounts are annualized in calculation

(c) Commercial lease financing includes receivables held as collateral for a secured borrowing of $21 million at March 31, 2021. Principal reductions are based on the cash payments received from these related receivables

22

GAAP to Non -GAAP Reconciliation (a) For the three months ended March 31, 2021, December 31, 2020, and March 31, 2020, intangible assets exclude $4 million, $4 million, and $6 million, respectively, of period-end purchased credit card receivables (b) Net of capital surplus (c) For the three months ended March 31, 2021, December 31, 2020, and March 31, 2020, intangible assets exclude $4 million, $5 million, and $7 million, respectively, of average purchased credit card receivables $ in millions 23 3/31/2021 12/31/2020 3/31/2020 Tangible common equity to tangible assets at period end Key shareholders' equity (GAAP) 17,634$ 17,981$ 17,411$ Less: Intangible assets (a) 2,842 2,848 2,894 Preferred Stock (b) 1,856 1,856 1,856 Tangible common equity (non-GAAP) 12,936$ 13,277$ 12,661$ Total assets (GAAP) 176,203$ 170,336$ 156,197$ Less: Intangible assets (a) 2,842 2,848 2,894 Tangible assets (non-GAAP) 173,361$ 167,488$ 153,303$ Tangible common equity to tangible assets ratio (non-GAAP) 7.5% 7.9% 8.3% Pre-provision net revenue Net interest income (GAAP) 1,005$ 1,035$ 981$ Plus: Taxable-equivalent adjustment 7 8 8 Noninterest income 738 802 477 Less: Noninterest expense 1,071 1,128 931 Pre-provision net revenue from continuing operations (non-GAAP) 679$ 717$ 535$ Average tangible common equity Average Key shareholders' equity (GAAP) 17,769$ 17,905$ 17,216$ Less: Intangible assets (average) (c) 2,844 2,855 2,902 Preferred Stock (average) 1,900 1,900 1,900 Average tangible common equity (non-GAAP) 13,025$ 13,150$ 12,414$ Three months ended

GAAP to Non -GAAP Reconciliation 24 3/31/2021 12/31/2020 3/31/2020 Return on average tangible common equity from conti nuing operations Net income (loss) from continuing operations attributable to Key common shareholders (GAAP) 591$ 549$ 118$ Average tangible common equity (non-GAAP) 13,025 13,150 12,414 Return on average tangible common equity from continuing operations (non-GAAP) 18.25% 16.61% 3.82% Return on average tangible common equity consolidat ed Net income (loss) attributable to Key common shareholders (GAAP) 595$ 556$ 119$ Average tangible common equity (non-GAAP) 13,025 13,150 12,414 Return on average tangible common equity consolidation (non-GAAP) 18.37% 16.82% 3.86% Cash efficiency ratio Noninterest expense (GAAP) 1,071$ 1,128$ 931$ Less: Intangible asset amortization 15 15 17 Adjusted noninterest expense (non-GAAP) 1,056$ 1,113$ 914$ Net interest income (GAAP) 1,005$ 1,035$ 981$ Plus: Taxable-equivalent adjustment 7 8 8 Noninterest income 738 802 477 Total taxable-equivalent revenue (non-GAAP) 1,750$ 1,845$ 1,466$ Cash efficiency ratio (non-GAAP) 60.3% 60.3% 62.3% Three months ended $ in millions